UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cornerstone OnDemand, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2018

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, the Board of Directors (the “Board”) of Cornerstone OnDemand, Inc. (the “Company”) elected Elisa A. Steele and Richard Haddrill to serve as members of the Board, effective as of and contingent upon their receiving a plurality of votes for their election at the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”). If elected, Ms. Steele will serve as a Class II director to serve until the Company’s 2019 annual meeting of stockholders, and Mr. Haddrill will serve as a Class III director to serve until the Company’s 2020 annual meeting of stockholders. The Board appointed Ms. Steele as Chairperson of the Board, effective upon her election to the Board. The Board has not yet determined on which committees of the Board Ms. Steele and Mr. Haddrill will serve, if any.

Elisa A. Steele, age 51, has served as a board member or advisor to various technology companies since July 2017. From January 2014 to July 2017, Ms. Steele served in various positions at Jive Software, Inc., a communication and collaboration software company, including as Chief Executive Officer and President from February 2015 to July 2017. From August 2013 to December 2013, Ms. Steele served as Corporate Vice President and Chief Marketing Officer of Consumer Applications and Services at Microsoft Corporation, a worldwide provider of software, services and solutions. Ms. Steele served as Chief Marketing Officer of the Skype business (owned by Microsoft) from July 2012 to August 2013. Prior to joining Microsoft’s Skype business, Ms. Steele served as Executive Vice President and Chief Marketing Officer at Yahoo! Inc., an internet services company. Ms. Steele has served on the board of directors of Splunk Inc., a provider of real-time operational intelligence software, since September 2017. Ms. Steele holds a B.S. in Business Administration from the University of New Hampshire and an M.B.A. from San Francisco State University.

Richard Haddrill, age 64, has served as Founder and Member of The Groop, LLC, a private investment management firm, since January 2018. Mr. Haddrill has served as Vice Chairman of Scientific Games Corporation, a provider of technology-based products and services for gaming and lottery organizations (“SGC”), since February 2018. Mr. Haddrill was employed as Executive Vice Chairman of SGC starting in December 2014, following SGC’s acquisition of Bally Technologies, Inc., a gaming company, in November 2014. Previously, Mr. Haddrill served as Chief Executive Officer of Bally from 2004 to 2012 and from May 2014 until SGC’s acquisition of Bally, and served on the board of directors of Bally from April 2003 until SGC’s acquisition of Bally. Previously Mr. Haddrill served as the Chief Executive Officer of two other public companies, Manhattan Associates, Inc. and Powerhouse Technologies, Inc. He is a business graduate of the University of Michigan.

Each of Ms. Steele and Mr. Haddrill will be granted, upon the effectiveness of their election to the Board, a restricted stock unit award with a target value of $400,000. Each of the restricted stock unit awards will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to their continued service on the Board on each applicable vesting date. The restricted stock unit awards are subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. Following their election to the Board, Ms. Steele and Mr. Haddrill will participate in the compensation program applicable to all non-employee directors.

The Company intends to enter into its standard form of indemnification agreement (“Indemnification Agreement”) with each of Ms. Steele and Mr. Haddrill upon their election to the Board. A copy of the Indemnification Agreement has been filed as Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010.

Pursuant to the terms of an investment agreement among the Company and certain affiliates of Silver Lake Group, L.L.C. (“Silver Lake”), dated November 8, 2017, as amended (the “Investment Agreement”), Silver Lake nominated Ms. Steele as the second of its two representatives on the Board. Except for the Investment Agreement, there are no other arrangements or understandings between Ms. Steele and any other persons regarding her proposed election to the Board. There are no arrangements or understandings between Mr. Haddrill and any other persons regarding his proposed election to the Board.

There are no family relationships between either of Ms. Steele or Mr. Haddrill and any director, director nominee or executive officer of the Company, and neither of Ms. Steele and Mr. Haddrill has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On May 8, 2018, the Board nominated Marcus Ryu for election as a Class I director at the Annual Meeting.

Marcus Ryu, age 44, has served as a director of and in various other positions at Guidewire Software, Inc., a provider of software products for property and casualty insurers, since 2001, including as Chief Executive Officer and President. From 2000 to 2001, Mr. Ryu served as Vice President of Strategy at Ariba, Inc. From 1998 to 2000, Mr. Ryu served as a consultant at McKinsey & Company. Mr. Ryu served on the boards of directors of Opower, Inc., a software company in the utilities space, from August 2013 until its sale to Oracle Corporation in June 2016, and Mulesoft, Inc., a software company, from December 2017 until its sale to Salesforce.com in May 2018. Mr. Ryu holds an A.B. from Princeton University and a B.Phil. from New College, Oxford University.

If elected to the Board, Mr. Ryu will be granted a restricted stock unit award with a target value of $400,000. The restricted stock unit award will vest over a three-year period with 1/3 of the restricted stock units scheduled to vest on each of the first three anniversaries of the grant date, subject to his continued service on the Board on each applicable vesting date. The restricted stock unit award is subject to the terms and conditions of the Company’s 2010 Equity Incentive Plan and its related agreements. Following his election to the Board, Mr. Ryu would participate in the compensation program applicable to all non-employee directors.

The Company intends to enter into an Indemnification Agreement with Mr. Ryu if he is elected to the Board. There are no arrangements or understandings between Mr. Ryu and any other persons regarding his nomination as a director. There are no family relationships between Mr. Ryu and any director, director nominee or executive officer of the Company, and Mr. Ryu does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On May 8, 2018, the Company issued a press release announcing the election of Ms. Steele and Mr. Haddrill as members of the Board, effective as of and contingent upon their receiving a plurality of votes for their election at the Annual Meeting, and the nomination of Mr. Ryu for election as a Class I director at the Annual Meeting. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated May 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

By:	/s/ Adam Weiss
Adam Weiss
Chief Administrative Officer & General Counsel

Date: May 8, 2018

Exhibit 99.1

Investor Relations Contact:

Jennifer Gianola

Cornerstone OnDemand

Phone: +1 (310) 382-9478

jgianola@csod.com

Media Contact:

Deaira Irons

Cornerstone OnDemand

Phone: +1 (310) 752-0164

dirons@csod.com

Cornerstone OnDemand Nominates Three Accomplished Software Industry CEOs to Board

of Directors and Names New Chair

Addition of Elisa Steele as company’s first independent board chair, along with Richard Haddrill and Marcus Ryu as directors,

will contribute valuable strategic, operational and corporate governance expertise to Cornerstone’s board of directors

SANTA MONICA, Calif. – May 8, 2018 – Cornerstone OnDemand (NASDAQ:CSOD), a global leader in cloud-based learning and human capital management software, today announced it has nominated Elisa Steele, Richard Haddrill and Marcus Ryu for election to its board of directors following an extensive search conducted by its independent nominating and corporate governance committee. These candidates will be placed on the ballot for election at Cornerstone’s annual meeting on June 14, 2018. Once elected to the board, Steele will serve as chair of the board.

Elisa Steele is a proven enterprise software executive and a respected sales and marketing leader. She most recently served as CEO of Jive Software, a communication and collaboration software company, until its acquisition by Aurea in June 2017. Prior to Jive, Steele held positions as the corporate vice president and chief marketing officer of Consumer Apps and Services at Microsoft, the chief marketing officer at Skype and the executive vice president and chief marketing officer at Yahoo!. She currently serves on the board of Splunk Inc. Steele will join Joe Osnoss as the second of Silver Lake’s two director nominees, granted by the investment agreement between Silver Lake and Cornerstone. The board unanimously selected Steele to serve as Cornerstone’s first independent chair of the board, consistent with corporate governance changes announced earlier this year.

Richard Haddrill will bring decades of management and corporate governance experience to Cornerstone, as well as insight into both software and content markets. Haddrill is the vice chairman of Scientific Games Corporation, a provider of technology-based products and services for gaming and lottery organizations. He has served on the board of six public companies and three venture-backed private companies, including enterprise software firms JDA Software and OutlookSoft. Haddrill previously served as the CEO and a director of Bally Technologies, Manhattan Associates and Powerhouse Technologies.

Marcus Ryu, a Software-as-a-Service (SaaS) industry leader and entrepreneur, is the CEO of Guidewire Software Inc. (NYSE: GWRE), which he co-founded in 2001. Guidewire is the leading provider of core system software for the Property and Casualty (P&C) insurance industry. Ryu previously served on the board of MuleSoft, recently acquired by Salesforce.com. Prior to Guidewire, Ryu worked at Ariba, a cloud-based enterprise marketplace acquired by SAP in 2012, and at McKinsey & Company.

Comments on the News

“Elisa Steele, Dick Haddrill, and Marcus Ryu stood out as exceptional candidates among dozens of qualified individuals recommended by shareholders and others,” said Joe Osnoss, chair of Cornerstone’s nominating and corporate governance committee whose members also include directors Dean Carter and Robert Cavanaugh. “We believe that they bring critical and complementary skills to Cornerstone’s board as the company executes on its strategic plan.”

“Strengthening corporate governance is key to our strategic plan, and the board has done an exceptional job selecting three extraordinary business leaders who will bring highly relevant experiences and insights to the company,” said Adam Miller, founder and CEO of Cornerstone OnDemand. “I look forward to working with, and learning from, them as the company advances to its next level of growth.”

“I am honored by the opportunity to join the board of Cornerstone, which is leading the industry with its innovative solutions,” said Elise Steele. “I believe there is further upside and this is a pivotal phase for the company. While there is always more to be done, I feel confident about the company’s strategic direction.”

“Joining Cornerstone’s board of directors is a great opportunity for me to share my expertise in helping businesses scale,” said Richard Haddrill. “I look forward to supporting Cornerstone along its path of continued growth and improved margins.”

“Cornerstone has been a pioneer in the cloud software space and has built an impressive client roster in a competitive domain,” said Marcus Ryu. “I am gratified to be nominated to its board, and hope to contribute my experience to the success of its next chapter.”

About Cornerstone OnDemand

Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and human capital management software. The company’s solutions help organizations to realize the potential of the modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning, people administration and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.

Based in Santa Monica, California, the company’s solutions are used by more than 3,250 clients worldwide, spanning 36 million users across 192 countries and 43 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the company’s business strategy and plans to make changes to its corporate governance structure, including the nomination of three director candidates for election to the board, the appointment of an independent chair of the board, and the retirement of certain directors, are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, which are described in reports and documents the company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. Except to the extent required by applicable law, the company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

###

Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.